Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the reference to our firm under the caption “Experts” and to the use of our report dated May 5, 2022, with respect to the consolidated financial statements of Cazoo Group Ltd included in the Post-Effective Amendment No. 2 to the Registration Statement (Form F-1) and related Prospectus of Cazoo Group Ltd.

/s/ Ernst & Young LLP

London, United Kingdom

June 9, 2022